Exhibit 10.3
NINTH AMENDMENT
TO LOAN AND SECURITY AGREEMENT
This Ninth Amendment to Loan and Security Agreement (this “Ninth Amendment”) is made this 30th day of June, 2022, by and among HORIZON GLOBAL AMERICAS INC., a Delaware corporation (“Horizon Americas”), CEQUENT TOWING PRODUCTS OF CANADA LTD., a company formed under the laws of the Province of Ontario (“Cequent Canada”; together with Horizon Americas, each a “Borrower” and collectively the “Borrowers”), HORIZON GLOBAL CORPORATION, a Delaware corporation (“Parent”), HORIZON GLOBAL COMPANY LLC, a Delaware limited liability company (“Horizon Global”) CEQUENT ELECTRICAL PRODUCTS DE MÉXICO, S. de R.L. de C.V., a Mexican limited liability company (sociedad de responsabilidad limitada de capital variable) (“Cequent Electrical MX”), CEQUENT SALES COMPANY DE MÉXICO, S. de R.L. de C.V., a Mexican limited liability company (sociedad de responsabilidad limitada de capital variable) (“Cequent Sales MX”, and together with Parent, Horizon Global and Cequent Electrical MX, each a “Guarantor” and collectively the “Guarantors”; the Borrowers and Guarantors are referred to herein as, collectively, jointly and severally, the “Loan Parties” and each a “Loan Party”), the Lenders party hereto and ECLIPSE BUSINESS CAPITAL LLC (f/k/a Encina Business Credit, LLC), as agent for the Lenders (in such capacity, the “Agent”).
BACKGROUND
A.The Loan Parties, Lenders and the Agent entered into that certain Loan and Security Agreement dated as of March 13, 2020 (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”) to reflect certain financing arrangements between the parties thereto. The Loan Agreement, as in effect immediately prior to the date hereof, and all other Loan Documents executed in connection therewith prior to the date hereof are collectively referred to as the “Existing Financing Agreements”.
B.The Loan Parties have informed the Agent that the Loan Parties desire to make certain modifications to the Loan Agreement, and, subject to the terms and conditions of this Ninth Amendment, the Lenders and the Agent have agreed to amend certain provisions of the Loan Agreement as set forth in this Ninth Amendment.
NOW THEREFORE, with the foregoing background hereinafter deemed incorporated by reference herein and made a part hereof, the parties hereto, intending to be legally bound, promise and agree as follows:
1.Defined Terms. Capitalized terms used herein but not otherwise defined herein shall have the meanings attributed thereto in the Loan Agreement, as amended by this Eighth Amendment.
2.Amendments to Loan Agreement. Subject to the satisfaction (or waiver) of the conditions precedent specified in Section 4 below, the Loan Agreement (including the Annexes attached thereto) is hereby amended in its entirety to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the changed pages to the conformed Loan Agreement attached as Annex I hereto.
3.Representations and Warranties. Each Loan Party hereby:
(a)after giving effect to this Ninth Amendment, reaffirms all representations and warranties made to the Lenders and the Agent under the Loan Agreement and all of the other Existing
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Financing Agreements and represents and warrants that after giving effect to this Ninth Amendment and the transactions contemplated hereby all such representations and warranties are true and correct in all material respects (unless otherwise qualified by materiality or the occurrence of a Material Adverse Effect, in which case such representation and warranty is true and correct in all respects) on and as of the date hereof (or, to the extent any representations or warranties are expressly made solely as of an earlier date, such representations and warranties are true and correct as of such earlier date);
(b)as of the date hereof, reaffirms all covenants contained in the Loan Agreement (as amended hereby) and all of the other Existing Financing Agreements and covenants to comply with all such covenants until the Termination Date; and
(c)as of the date hereof, represents and warrants that:
(i)no Default or Event of Default has occurred and is continuing under the Loan Agreement or any of the other Existing Financing Agreements;
(ii)such Loan Party has all requisite power and authority to execute and deliver, and to perform all of its obligations under, this Ninth Amendment;
(iii)the execution, delivery and performance by such Loan Party of this Ninth Amendment have been duly and validly authorized and do not violate such Loan Party’s Governing Documents or any law or any material agreement or instrument (including, without limitation, the Term Loan Agreement) or any court order which is binding upon such Loan Party or its property, do not constitute grounds for acceleration of any Indebtedness or obligation under any material agreement or instrument which is binding upon such Loan Party or its property, and do not require the consent of any Person (including, without limitation, the Term Loan Agent);
(iv)this Ninth Amendment has been duly executed and delivered by, and is enforceable against, each of the Loan Parties party hereto, in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, moratorium or other similar laws affecting creditors’ rights generally and by general equitable principles; and
(v)no Loan Party is required to obtain any government approval, consent, or authorization from, or to file any declaration or statement with, any Governmental Authority in connection with or as a condition to the execution, delivery or performance of this Ninth Amendment.
4.Conditions Precedent. This Ninth Amendment shall become effective on the date on which the following conditions have been fulfilled to the satisfaction of the Agent (the “Ninth Amendment Effective Date”):
(a)this Ninth Amendment shall be duly executed by all parties thereto and delivered to the Agent, in form and substance satisfactory to the Agent, and shall be in full force and effect;
(b)the amendment to Fee Letter shall be duly executed by all parties thereto and delivered to the Agent, in form and substance staisfactory to the Agent, and shall be in full force and effect;
(c)the Borrowers shall have paid to the Agent all fees due on the Ninth Amendment Effective Date and shall have paid or reimbursed Agent for all of Agent’s costs, charges and expenses incurred through the Ninth Amendment Effective Date for which invoices have been presented to the Loan

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Parties prior to the date hereof payable to the extent required by Section 15.7 of the Loan Agreement (including, without limitation, reasonable and documented attorneys’ fees and expenses incurred in connection with the preparation, negotiation and execution of this Ninth Amendment and the documents provided for herein or related hereto); and
(d)after giving effect to this Ninth Amendment, all representations and warranties contained in Section 3 above shall be true and correct in all respects.
5.Further Assurances. Each Loan Party hereby agrees to take all such actions and to execute and/or deliver to the Agent all such documents, assignments, financing statements and other documents, as the Agent may reasonably require from time to time, to effectuate and implement the purposes of this Ninth Amendment.
6.Reaffirmation of Loan Documents; No Novation. Each Loan Party, as debtor, grantor, pledgor, guarantor, assignor, or in other any other similar capacity in which such Loan Party grants liens or security interests in its property or otherwise acts as accommodation party or guarantor, as the case may be, hereby (i) ratifies and reaffirms all of its payment and performance obligations, contingent or otherwise, under each of the Loan Documents to which it is a party and (ii) to the extent such Loan Party granted liens on or security interests in any of its property pursuant to any such Loan Document as security for or otherwise guaranteed any Obligations, ratifies and reaffirms such guarantee and grant of security interests and liens and confirms and agrees that such security interests and liens hereafter secure all of such Obligations as amended hereby. Each Loan Party hereby consents to this Ninth Amendment and acknowledges that each of the Loan Documents remains in full force and effect and is hereby ratified and reaffirmed. The execution of this Ninth Amendment shall not serve to effect a novation of any Indebtedness under the Loan Documents or any other Obligations.
7.No Modification. Except as expressly set forth herein, nothing contained in this Ninth Amendment shall be deemed to constitute a waiver of compliance with any term or condition contained in the Loan Agreement or any other Loan Document or constitute a course of conduct or dealing among the parties. Except as expressly stated herein, the Agent reserves all rights, privileges and remedies under the Loan Documents. Except as amended or consented to hereby, the Loan Agreement and other Loan Documents remain unmodified and in full force and effect. All references in the Loan Documents to the Loan Agreement shall be deemed to be references to the Loan Agreement as modified hereby.
8.Release of Claims. In consideration of the Agent’s and Lenders’ agreements contained in this Ninth Amendment, each Loan Party hereby irrevocably releases and forever discharges the Agent, Lenders and their respective affiliates, subsidiaries, successors, assigns, directors, officers, employees, agents, consultants and attorneys (each, a “Released Person”) of and from any and all claims, suits, actions, investigations or proceedings, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law of any kind or character, known or unknown, which such Loan Party ever had or now has against the Agent, any Lender or any other Released Person which relates, directly or indirectly, to any acts or omissions of the Agent or any other Released Person relating to the Loan Agreement or any other Loan Document on or prior to the date hereof.
9.Miscellaneous.
(a)Headings; Construction. Section and subsection headings are used in this Ninth Amendment only for convenience and do not affect the meanings of the provisions that they precede.

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(b)Modifications. No modification hereof or of any agreement referred to herein shall be binding or enforceable unless in writing and signed on behalf of the party against whom enforcement is sought.
(c)Governing Law; Loan Document. THIS NINTH AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED THEREIN WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES. FURTHER, THE LAW OF THE STATE OF NEW YORK SHALL APPLY TO ALL DISPUTES OR CONTROVERSIES ARISING OUT OF OR CONNECTED TO OR WITH THIS NINTH AMENDMENT WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES. This Ninth Amendment is a Loan Document and is subject to and has the benefit of all the provisions in the Loan Agreement applicable to Loan Documents.
(d)Counterparts; Fax/Email Signatures. This Ninth Amendment may be executed in any number of counterparts, all of which shall constitute one and the same agreement. This Ninth Amendment may be executed by signatures delivered by facsimile or electronic mail, each of which shall be fully binding on the signing party.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties have caused this Ninth Amendment to be executed and delivered by their duly authorized officers as of the date first above written.

HORIZON GLOBAL AMERICAS INC.,
as a Borrower

By: /s/ Jay Goldbaum
Name: Jay Goldbaum
Title: Vice President and Secretary
CEQUENT TOWING PRODUCTS OF CANADA LTD., as a Borrower
By: /s/ Jay Goldbaum
Name: Jay Goldbaum
Title: Vice President and Director
HORIZON GLOBAL CORPORATION,
as a Guarantor
By: /s/ Jay Goldbaum
Name: Jay Goldbaum
Title: General Counsel, Corporate Secretary & CCO
HORIZON GLOBAL COMPANY LLC,
as a Guarantor
By: /s/ Jay Goldbaum
Name: Jay Goldbaum
Title: Vice President and Secretary

CEQUENT ELECTRICAL PRODUCTS DE MÉXICO, S. DE R.L. DE C.V., as a Guarantor
By: /s/ Jay Goldbaum
Name:     Jay Goldbaum
Title:     Vice President and Director
CEQUENT SALES COMPANY DE MÉXICO, S. DE R.L. DE C.V., as a Guarantor
By: /s/ Jay Goldbaum
Name:     Jay Goldbaum
Title:     Vice President and Director
[Signature Page to Ninth Amendment to Loan and Security Agreement]

ECLIPSE BUSINESS CAPITAL LLC, as Agent
By: /s/ Kevin Trout
Name:    Kevin Trout
Title:    Authorized Signatory
ECLIPSE BUSINESS CAPITAL SPV, LLC,
as a Lender

By: /s/ Kevin Trout
Name:    Kevin Trout
Title:    Authorized Signatory

[Signature Page to Ninth Amendment to Loan and Security Agreement]

Annex I

See attached.

Conformed through ~~EighthNin~~th Amendment dated ~~April 4~~June 30, 2022

LOAN AND SECURITY AGREEMENT

Dated as of March 13, 2020 by and among
HORIZON GLOBAL AMERICAS INC. AND
CEQUENT TOWING PRODUCTS OF CANADA, LTD.,
any other Borrower party hereto from time to time, as Borrowers,

HORIZON GLOBAL CORPORATION AND HORIZON GLOBAL COMPANY LLC
any other Guarantor party hereto from time to time, as Guarantors,

any other Loan Party party hereto from time to time, as Loan Parties,

the Lenders from time to time party hereto, and
ECLIPSE BUSINESS CAPITAL LLC,
as Agent

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Loan and Security Agreement

This Loan and Security Agreement (as it may be amended, restated, supplemented or otherwise modified from time to time, this "Agreement") is entered into on March 13, 2020, by and among HORIZON GLOBAL AMERICAS INC., a Delaware corporation (“Horizon Americas”), CEQUENT TOWING PRODUCTS OF CANADA, LTD., a company formed under the laws of the Province of Ontario ("Cequent Canada"; together with Horizon Americas, each a "Borrower" and together with any other Borrower party hereto from time to time, collectively the "Borrowers"), HORIZON GLOBAL CORPORATION, a Delaware corporation (“Parent”), HORIZON GLOBAL COMPANY LLC, a Delaware limited liability company (“Horizon Global”) CEQUENT ELECTRICAL PRODUCTS DE MÉXICO, S. DE R.L. DE C.V., a Mexican limited liability company (sociedad de responsabilidad limitada de capital variable) (“Cequent Electrical MX”), CEQUENT SALES COMPANY DE MÉXICO, S. DE R.L. DE C.V., a Mexican limited liability company (sociedad de responsabilidad limitada de capital variable) (“Cequent Sales MX”, and together with Parent, Horizon Global and Cequent Electrical MX, each a “Guarantor” and together with any other Guarantor party hereto from time to time, collectively the “Guarantors”) and together with any other Loan Party party hereto from time to time, as Loan Parties (as defined herein), the Lenders party hereto from time to time and ECLIPSE BUSINESS CAPITAL LLC (f/k/a Encina Business Credit, LLC, as agent for the Lenders (in such capacity, "Agent"). The Annexes, Exhibits and Schedules to this Agreement, as well as the Perfection Certificate attached to this Agreement, are an integral part of this Agreement and are incorporated herein by reference.

1.DEFINITIONS.

1.1        Certain Defined Terms.

Unless otherwise defined herein, the following terms are used herein as defined in the UCC from time to time: Accounts, Account Debtor, As-Extracted Collateral, Certificated Security, Chattel Paper, Commercial Tort Claims, Debtor, Deposit Accounts, Documents, Electronic Chattel Paper, Equipment, Farm Products, Financing Statement, Fixtures, General Intangibles, Goods, Health-Care-Insurance Receivables, Instruments, Inventory, Letter-of-Credit Rights, Money, Payment Intangible, Proceeds, Secured Party, Securities Accounts, Security Agreement, Supporting Obligations and Tangible Chattel Paper; provided, however, that (a) as such terms relate to any Collateral of any Canadian Borrower, such terms shall refer to such Collateral as defined in the PPSA, to the extent applicable and (b) as such terms relate to any such Collateral encumbered by or to be encumbered by a Mexican Security Document, such terms shall have the meanings assigned to them in such Mexican Security Document, to the extent applicable.

As used in this Agreement, the following terms have the following meanings:

“ABL Priority Collateral” means as defined in the Intercreditor Agreement (it being understood and agreed that any time the Term Loan Debt is not in effect, the term “ABL Priority Collateral” shall mean all Collateral).

"ABLSoft" means the electronic and/or internet-based system approved by Agent for the purpose of making notices, requests, deliveries, communications and for the other purposes contemplated in this Agreement or otherwise approved by Agent, whether such system is owned, operated or hosted by Agent, any of its Affiliates or any other Person.

1
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Revolving Loans and the Letter of Credit Balance during the immediately preceding month (or part thereof), which fee shall be fully earned as it accrues and shall be due and payable, in arrears, on the first day of each month until the Termination Date.
(d)Letter of Credit Fees. A fee, for the ratable benefit of the Lenders, equal to Applicable Margin for SOFR Loans of the face amount of each Letter of Credit (the "Letter of Credit Fees"), which fee shall be deemed to be fully earned and payable, in arrears, on the first day of each month until the Termination Date, plus all costs and fees charged from time to time by the issuer, payable as and when such costs and fees are charged.
(e)Early Termination Fee.

(i)If, on or before ~~December 31~~June 30, ~~2022~~2023, the Revolving Loan Commitment is reduced or terminated for any reason (including any voluntary, mandatory or automatic reduction or termination, regardless of whether an Event of Default has occurred and is then continuing, and including by reason of acceleration, automatic acceleration or otherwise), in each case pursuant to Section 2.6(d), Section 11.2 or otherwise, then in each such case, in addition to any required payment of principal and unpaid accrued interest and other amounts due thereon, Borrowers immediately shall be required to pay to Agent, for the ratable benefit of the Lenders, a premium (each, an “Early Termination Fee”) (as liquidated damages and compensation for the cost of the Lenders being prepared to make funds available under the Revolving Loan Commitment during the scheduled term of this Agreement) in an amount equal to the Applicable Early Termination Fee Percentage (as defined below) of the amount of the Revolving Loan Commitment or portion thereof so reduced or terminated. The "Applicable Percentage" shall be (A) two percent (2.0%), if such event occurs on or before the first anniversary of the Closing Date, (B) one percent (1.0%) if such event occurs after the first anniversary of the Closing Date, but on or before the second anniversary of the Closing Date or (c) one-half percent (0.50%) if such event occurs after the second anniversary of the Closing Date, but on or before ~~December 31~~June 30, ~~2022~~2023.
(ii)The Early Termination Fee shall be calculated, earned and due and payable on and as of the date of the applicable reduction or termination of the Revolving Loan Commitment.
(iii)The Loan Parties acknowledge and agree that (A) the Lenders will have suffered damages on account of any of the foregoing events and that, in view of the difficulty in ascertaining the amount of such damages, the Early Termination Fee constitutes reasonable compensation and liquidated damages to compensate the Lenders on account thereof, and (B) payment of the Early Termination Fee due hereunder is reasonable under the circumstances currently existing. TO THE FULLEST EXTENT PERMITTED BY LAW, EACH OF THE LOAN PARTIES HEREBY EXPRESSLY WAIVES THE PROVISIONS OF ANY PRESENT OR FUTURE STATUTE OR LAW THAT PROHIBITS OR MAY PROHIBIT THE COLLECTION OF THE FOREGOING EARLY TERMINATION FEES, INCLUDING IN CONNECTION WITH ANY ACCELERATION AND TERMINATION OF THE REVOLVING LOAN COMMITMENT, INCLUDING IN CONNECTION WITH ANY VOLUNTARY OR INVOLUNTARY ACCELERATION AND THE TERMINATION OF THE REVOLVING LOAN COMMITMENT AS A RESULT OF ANY BANKRUPTCY OR INSOLVENCY PROCEEDING OR OTHER PROCEEDING PURSUANT TO ANY DEBTOR RELIEF LAWS OR PURSUANT TO A PLAN OF REORGANIZATION. Each of the Loan Parties hereby expressly agrees that: (x) the Early Termination Fee is reasonable and is the product of an arm’s length transaction between sophisticated business people, ably represented by counsel; (y) the Early Termination Fee shall be payable notwithstanding the then prevailing market rates at the time payment is made; and (z) the Loan Parties shall be estopped hereafter from claiming differently than as agreed to in this paragraph. Each of the Loan Parties hereby expressly acknowledges that the agreement to pay the Early

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Annex I
Description of Certain Terms

1. Loan Limits for Revolving Loans and Letters of Credit
(a) Maximum Revolving Facility Amount	$95,000,000 (as increased from time to time in accordance with Section 2.1(c))
(b) Advance Rates
(i) Accounts Advance Rate
a. Eligible Receivables of Investment Grade Account Debtors
(x) on and after the Fifth Amendment Effective Date through ~~June~~September 30, 2022, ninety-two and one half percent (92.5%) and (y) after ~~June~~September 30, 2022, ninety percent (90%); provided, that if Dilution exceeds five percent (5%), Agent may, at its option, (A) reduce such advance rate by the number of full or partial percentage points comprising such excess or
(B) establish a Reserve on account of such excess (the "Dilution Reserve").

b. Eligible Receivables of Non-Investment Grade Account Debtors
(x) on and after the Fifth Amendment Effective Date through ~~June~~September 30, 2022, ninety percent (90%) and (y) after ~~June~~September 30, 2022, eighty-five percent (85%); provided, that if Dilution exceeds five percent (5%), Agent may, at its option, (A) reduce such advance rate by the number of full or partial percentage points comprising such excess or (B) establish a Dilution Reserve on account of such excess.

(ii) Inventory Advance Rate(s)
Lower of cost or net realizable value:	Seventy percent (70% )
NOLV:	(x) on and after the Fifth Amendment Effective Date through ~~June~~September 30, 2022, ninety-two and one half percent (92.5%) and (y) after ~~June~~September 30, 2022, eighty-five percent (85%)
(c) Letter of Credit Limit:	$3,500,000
(d) Inventory Sublimit(s)
i. Overall	$55,000,000.00
ii. Mexican Inventory Sublimit	(x) on and after the Fifth Amendment Effective Date through ~~June~~September 30, 2022, $7,500,000 and (y) after ~~June~~September 30, 2022, $5,000,000
iii. In-Transit Sublimit	(x) on and after the Fifth Amendment Effective Date through ~~June~~September 30, 2022, $12,500,000 and (y) after ~~June~~September 30, 2022, $7,500,000
(e) Temporary Incremental Availability
With respect to each of clauses 1(b)(i)(a), 1(b)(i)(b), 1(d)(ii) and 1(d)(iii) herein and the NOLV referenced in clause 1(b)(ii) herein (each, an “Availability Clause”), the difference between (x) the Availability generated under clause (x) of such Availability Clause and (y) the Availability that would have been generated under clause (y) of such Availability Clause if clause (y) had been in effect at such time, shall be referred to herein as the “Temporary Incremental Availability”; provided, however, that at no time shall the Temporary Incremental Availability result in more than $12,500,000 in the aggregate to be included in the Borrowing Base.

Annex II-1
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(f) Reserved
2. Availability Block	$5,000,000
3. Interest Rates
(a) Applicable Margins	(x) at all times before the first Adjustment Date, (A) four percent (4.00%) per annum in excess of the Adjusted Term SOFR Rate and (B) three percent (3.00%) per annum in excess of the Base Rate and (y) on and after the first Adjustment Date and on each Adjustment Date thereafter:

“Adjustment Date” is the first date following the date the Agent receives (or, if earlier, is required to receive) the monetary financial statements and related Compliance Certificate, beginning with the month ending ~~June~~September 30, 2022.

The Applicable Margin shall be determined on a monthly basis, based on the (x) with respect to the Fixed Charge Coverage Ratio, then most recent monthly financial statements and corresponding Compliance Certificate delivered to Agent in accordance with Section 7.15(b) of this Agreement and (y) with

______________________________
1 Average Excess Availability is, for any period, an amount equal to the sum of Excess Availability for each day of such fiscal period, divided by the actual number of days in such fiscal period.

2 Fixed Charge Coverage Ratio shall be calculated as follows: for March 31, 2022, as of the immediately preceding three month period; for April 30, 2022, as of the immediately preceding four month period; for May 31, 2022, as of the immediately preceding five month period; for June 30, 2022, as of the immediately preceding six month period; for July 31, 2022, as of the immediately preceding seven month period; for August 31, 2022, as of the immediately preceding eight month

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